EXHIBIT 32.2

STATEMENT OF CHIEF ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Peter Roston, chief accounting officer of Axion Power International, Inc. (the "Company"), hereby certifies that:

The Company's Form 10-QSB Quarterly Report for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Roston

Peter Roston, Chief Financial Officer
Dated: August 12, 2004